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                             Exhibit to Form N-1A

        Exhibit (9)(a)(ii) Amendment to Shareholder Services Agreement

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                  AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT

     This AGREEMENT, dated as of the ________ day of August, 1995 made by and between The Brinson Funds, a Delaware business trust (the "Trust") and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Trust and Fund/Plan have entered into an agreement dated April 25, 1995, wherein Fund/Plan has agreed to serve as Transfer, Redemption and Dividend Disbursing Agent to the Trust and to perform certain other functions in connection with these duties ("Shareholder Services Agreement"); and

     WHEREAS, the Parties wish to amend the Shareholder Services Agreement to reflect the creation of a multiple class structure for each Series of the Trust;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

     1. To amend Schedule "A" to the Shareholder Services Agreement in the form attached hereto as Schedule "A".

     2. To replace Schedule "B" to the Shareholder Services Agreement with the form attached hereto as Schedule "B".

     3. This Amendment's Effective Date shall be July 31, 1995.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with Schedules "A" and "B", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed as of the day and year first above written.

The Brinson Funds                             Fund/Plan Services, Inc.
-----------------                             ------------------------



By:______________________________   By:________________________________
   E. Thomas McFarlan, President       Kenneth J. Kempf, President

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                                                                    SCHEDULE "A"

               MULTIPLE CLASS FEE SCHEDULE FOR THE BRINSON FUNDS



TRANSFER AGENCY - ANNUAL FEES (1/12 PAYABLE MONTHLY)
----------------------------------------------------

     $17,000 per each portfolio of the "Brinson Class" (includes $5,000 for special 401(k) communication and reporting); plus

     $18 per account (minimum $27,000) for each portfolio of the "SwissKey Class;" plus

     $18 per account for each additional portfolio of an additional class (minimum $24,000).

OUT-OF-POCKET EXPENSES
-----------------------

The Trust will reimburse Fund/Plan Services, Inc. monthly for all reasonable out-of-pocket expenses, including telephone, postage, telecommunications, special reports, record retention, special transportation costs as incurred, and unusual expenses incurred while establishing viable agreements between the Trust and Fund/Plan Services, Inc. The cost of copying and sending materials to auditors for off-site audits will be an additional expense.

ADDITIONAL SERVICES
-------------------

Activities of a non-recurring nature such as fund consolidations, mergers or reorganizations will be subject to negotiation. Any additional/enhanced services or reports will be quoted upon request.

The Schedules will be amended as necessary to reflect the addition of other services for additional classes or portfolios of the Trust.

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                                                                    SCHEDULE "B"
                      TRANSFER AGENT/SHAREHOLDER SERVICES
                                      FOR
                               THE BRINSON FUNDS
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TRANSFER AGENCY SERVICES:

EACH OF THE FOLLOWING SERVICES WOULD APPLY SEPARATELY TO EACH CLASS.

 .  Opening new accounts and entering demographic data into shareholder base.

 . Real-time Customer Information File (CIF) to link accounts within the Fund and across Funds. Facilitate account maintenance, lead tracking, quality control, household mailings and combined statements.

 . 100% Quality Control of new accounts opened on a same-day basis. All of the above information is checked by a separate unit.

 .  Account maintenance with quality control.

 .  Processing investments to include:
   - initial investments
   - subsequent investments through lock box computer interface
   - pre-authorized investments through ACH
   - government allotments through ACH
   - wire trades.

 . Establishing and maintaining Rights of Accumulation and Letters of Intent with escrow handling as needed.

 . Processing tax ID certifications and NRA processing and handling back-up withholding.

 .  Processing regular and legal transfers of accounts.

 . Exchange processing via automated exchange system. Calls will be automatically recorded.

 .  Responding to shareholder calls and written inquiries.

 .  Processing reinvestment of dividends of one fund into another fund.

 . Processing sweep purchases and redemptions for brokerage, bank, or other accounts via tape or transmission.

 .  Generating account statements with copies to appropriate interested parties.

 . Generating trade confirmations with copies to dealers, representatives and fund.

 .  Redemption processing to include:
   - complete and partial redemptions
   - check redemption processing*
   - selected group redemptions
   - wire trade redemptions

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                                        TRANSFER AGENT/SHAREHOLDER SERVICES - #2
-------------------------------------------------------------------------------

 .  Interface withFund/SERV System.

 . Maintain dealer file by fund group to include dealer, branch, representative number and name.

 .  Commission processing with up to four commission tables.

 .  Contingent Deferred Sales Charge System.

 .  12(b)1 trailing commissions system.*

 .  Issuing and canceling of certificates.

 . Replacement of certificates through surety bonds (premium to be paid by shareholder).

 .  Processing dividends from annual to daily dividend with monthly payments.

 . Maintain Blue Sky reporting and produce daily and monthly reports. Daily reports reflect a "warning system" that informs the Fund when it is within a certain percentage of shares registered in a state, or within a certain time period for permit renewal.

 .  Producing daily, monthly or periodic reports of shareholder activity.

 .  Producing shareholder lists, labels, ad hoc reports to management, etc.*

 .  Addressing, mailing, and tabulation of annual proxy cards, as necessary.

 . Preparation of federal tax information forms to include 1099-DIV's, 1099-B's, 1042's, etc to shareholders with tape to IRS.

 . Microfilming and indexing in PC system of all application, correspondence and other pertinent shareholder documents to provide automated location of these records. Also, all checks presented for payment or check redemptions are microfilmed.

 .  System access by PC dial-up or by dedicated line.*

 .  Automatic Shareholder Control (ASC)*
   - Rate
   - Price/Yield
   - Account Balances
   - Last Transaction
   - Marketing Message
   - Shareholder Survey
   - Exchanges/Fulfillment

 .  Retirement Plan processing.*

* SEPARATE FEES WILL APPLY FOR THESE SERVICES.